                                                                   Exhibit 99(a)

                                     PROXY

                            ONE VALLEY BANCORP, INC.
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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                        SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONE VALLEY BANCORP, INC. The undersigned hereby appoints Charles D. Dunbar, Elizabeth Lord and Louis S. Southworth II, or any of them, as the lawful attorneys and proxies of the undersigned, each with full power and substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of One Valley Bancorp, Inc. held of record by the undersigned on May 2, 2000 at the Special Meeting of Shareholders to be held on June 19, 2000 and any adjournments thereof.


1. TO APPROVE the Agreement and Plan of Reorganization dated as of February 6, 2000, and a related Plan of Merger and the merger provided therein, pursuant to which One Valley Bancorp, Inc. will merge with and into BB&T Corporation, and each outstanding share of Common Stock of One Valley Bancorp, Inc. will be converted into the right to receive shares of Common Stock of BB&T, as described in the accompanying proxy statement/prospectus. The Agreement and Plan of Reorganization and the Plan of Merger are attached to the proxy statement/prospectus as Appendix A.

                   [_]  FOR       [_]  AGAINST       [_]  ABSTAIN


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ---------> [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS.



Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________________
     Stockholder sign above

______________________________________
   Co-holder (if any)  sign above

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   Detach above card, sign, date and mail in postage paid envelope provided.


                            ONE VALLEY BANCORP, INC.
                               One Valley Square
                        Charleston, West Virginia 25326


Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.


                  PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN
                             THE ENCLOSED ENVELOPE.